UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 18, 2007

INPHONIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51023	52-2199384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Wisconsin Avenue, Suite 600, Washington, DC 20007

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(202) 333-0001

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 23, 2007, the board of directors of InPhonic, Inc. (the “Company”) appointed Andrew B. Zeinfeld, the Chief Executive Officer of the Company and Walter W. Leach III, the General Counsel of the Company to the board of directors. Neither has been appointed to any committees of the Board.

Mr. Zeinfeld, 47, has served as our chief executive officer since October 1, 2007. From April 2006 to June 2007, Mr. Zeinfeld served as our president of e-commerce and from June 2007 to September 2007, as our company president. Prior to joining us in April 2006, Mr. Zeinfeld served in a variety of management positions at RadioShack Corporation during a 28-year term that began in 1978, and served most recently as senior vice president and chief retail services officer of RadioShack Corporation.

Mr. Leach, 44, has served as our general counsel since January 2001. Mr. Leach served as corporate counsel of Snyder Communications, a marketing and communications solution provider from June 1997 to January 2001. From October 1992 to June 1997, Mr. Leach served as deputy corporate counsel for Inductotherm Industries, Inc., a privately held manufacturer. Mr. Leach holds a B.A. from Syracuse University and a J.D. from Vermont Law School.

On October 18, 2007, Laurence E. Harris and John Sculley resigned from the board of directors of the Company to pursue other interests.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On October 23, 2007, the board of directors of the Company amended Section 2.2 of the Company’s Third Amended and Restated Bylaws to reduce the number of directors on the board from eight (8) to five (5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPHONIC, INC.

/s/ Andrew B. Zeinfeld
Name:	Andrew B. Zeinfeld
Title:	Chief Executive Officer

Date: October 24, 2007